Exhibit 99.1

Trimble Reports Second Quarter 2006 Revenue Growth of 20 Percent

          SUNNYVALE, Calif., July 25 /PRNewswire-FirstCall/ -- Trimble (Nasdaq: TRMB) today announced results for its second quarter 2006, ended  June 30, 2006. Revenue for the second quarter of 2006 was $245.3 million, up 20 percent from revenue of $204.2 million in the second quarter of 2005.

          Operating income for the second quarter of 2006 was $38.7 million, flat when compared to the second quarter of 2005. For year-over-year comparisons, it should be noted that second quarter 2006 operating income reflects the impact of stock-based compensation expense resulting from the adoption of FAS 123(R) of $3.3 million. Additionally, the net impact of transactions with the Caterpillar Trimble Control Technologies (CTCT) joint venture reduced operating results by $5.1 million; these transactions were included in non-operating results in 2005. In addition, expenses related to acquisitions, namely amortization of purchased intangibles and purchased in-process research and development expense increased by $2.6 million versus second quarter of 2005. Adjusting for the above factors, operating income in the second quarter of 2006 was up 27 percent compared to the second quarter of 2005.

          Net income for the second quarter of 2006 was $28.5 million, up 20 percent when compared to net income of $23.8 million in the second quarter of 2005. Earnings per share for the second quarter of 2006 were $0.49, up approximately 17 percent compared to earnings per share of $0.42 in the second quarter of 2005. Earnings per share in the second quarter of 2006 were negatively impacted by $0.04 due to the adoption of FAS 123(R) and by $0.06 due to acquisition-related expenses.

          Adjusting for the impact of FAS 123(R) and acquisition related expenses, non-GAAP net income for the second quarter of 2006 was $34.1 million, up 37 percent compared to non-GAAP net income of $24.9 million in the second quarter of fiscal 2005. Non-GAAP earnings per share for the second quarter of 2006 were $0.59 up approximately 34 percent from $0.44 per share in the second quarter of 2005. GAAP and non-GAAP earnings per share for the second quarter of 2006 were calculated on a diluted basis using approximately 58.1 million shares.

          “Trimble’s growth reflects the strong performance of its core segments. We anticipate this momentum to carry us into the second half of the year,” said Steven W. Berglund, Trimble’s president and chief executive officer. “Our strategic initiatives in the construction and mobile work place are beginning to contribute to Trimble’s revenue and provide the foundation for continued growth.”

          Trimble Results by Business Segment
          The impact of the adoption of FAS123(R) should be considered in all year-over-year segment comparisons as second quarter 2005 results did not include stock-based compensation expense.

          Engineering and Construction
          Revenue for Engineering and Construction (E&C) was $168.0 million for the second quarter of 2006, up approximately 19 percent compared to revenue of $141.1 million in the second quarter of 2005.

          On a reported basis, operating margins in E&C were 23 percent in the second quarter of 2006, compared to 26 percent in the second quarter of 2005. Excluding the impact of FAS 123(R) adoption and the CTCT joint venture transactions, discussed above, E&C operating margins were up one point year-over-year.

          E&C growth continues to be enabled by a steady market, strong sales of new products and aggressive marketing programs.

          Field Solutions
          Revenue for Field Solutions (TFS) was $36.3 million in the second quarter of 2006, up 13 percent compared to $32.2 million in revenue in the second quarter of 2005. Both the agriculture and geographical information system businesses experienced double-digit growth in the quarter.

          TFS operating margins for the second quarter of 2006 were 31 percent, compared to 25 percent in the second quarter of 2005 due to strong operating leverage.

          Mobile Solutions
          Second quarter 2006 revenue for Mobile Solutions (TMS), was $14.9 million, up 133 percent from revenue of $6.4 million in the second quarter of 2005. Revenue growth resulted from strong growth in subscriptions and the impact of acquisitions.

          TMS operating margins were 3 percent for the second quarter of 2006, compared to a negative 29 percent in the second quarter of 2005. Profitability continues to improve in this segment due to higher subscription revenue.

          Advanced Devices
          Advanced Devices revenue was $26.1 million, up 7 percent from revenue of $24.5 million in the second quarter of 2005.

          Advanced Devices operating margins were 9 percent, compared to 19 percent in the second quarter of 2005. This decline is primarily driven by expenses related to the introduction of the TrimTrac(R) GSM version and product mix.

          Non-GAAP vs. GAAP Financials
          The Company provides non-GAAP financial measures called “non-GAAP net income” and “non-GAAP earnings per share” to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. In many cases, non-GAAP financial measures are used by analysts and investors to evaluate the Company.

          The Company excludes the amortization of purchased intangibles, in-process research and development, restructuring charges, the amortization of acquisition-related inventory step-up charges, and the impact of stock-based compensation in computing non-GAAP measures because the chief executive officer excludes these items when budgeting and evaluating the business. These non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. Please see the supplemental financial statements, attached to this press release, for a reconciliation of GAAP to non-GAAP results.

          Forward Looking Guidance
          In the third quarter of 2006 the Company expects revenue to grow 17 to 19 percent compared to the third quarter of 2005, with revenue between $220 million and $225 million. At a 35 percent tax rate, with approximately 59 million shares outstanding, the Company expects third quarter 2006 GAAP earnings per share between $0.36 and $0.39.

          The above GAAP guidance includes stock-based compensation due to the adoption of FAS 123(R). On a post-tax basis, the Company expects stock-based compensation for the third quarter of 2006 to be approximately $.04 per share.

          Using a 35 percent tax rate -- excluding the amortization of intangibles of $4.2 million and the impact of stock-based compensation expense of $3.3 million -- the Company expects non-GAAP earnings per share between $0.44 and $0.47 for the third quarter of 2006.

          Investor Conference Call / Webcast Details
          The Company will hold a conference call on July 25, 2006 at 1:30 p.m. PDT to review its second quarter 2006 results. It will be broadcast live on the Web at www.trimble.com/investors.shtml. A replay of the call will be available for thirty days beginning at 8:00 p.m. PDT on July 25, 2006. The replay number is (800) 642-1687 (U.S.), or (706) 645-9291 (international), and the pass code is 1480042.

          About Trimble
          Trimble is a leading innovator of Global Positioning System (GPS) technology. In addition to providing advanced GPS components, Trimble augments GPS with other positioning technologies as well as wireless communications and software to create complete customer solutions. Trimble’s worldwide presence and unique capabilities position the Company for growth in emerging applications including surveying, agriculture, machine guidance, asset and fleet management, wireless platforms, and telecommunications infrastructure. Founded in 1978 and headquartered in Sunnyvale, California, Trimble has more than 2,400 employees in more than 18 countries worldwide.

          Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include the revenue, effective tax rate, stock-based compensation, amortization of purchased intangibles and earnings per share estimates for the third fiscal quarter of 2006 and the Company’s outlook for the remainder of the year. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. For example, strong demand for the Company’s products may not continue because of a decline in the overall health of the economy and international markets, which may result in reduced capital spending. Fuel and other operating costs could remain high or increase, which could weaken sales into the agricultural market. In addition, the Company’s results may be adversely affected if the growth rates and profitability expectations for each of its four segments are not achieved, or its joint ventures and recent acquisitions do not achieve anticipated results, or if the Company is unable to market, manufacture and ship new products.  Any failure to achieve predicted results could negatively impact the Company’s revenues, gross margin and other financial results. Whether the Company achieves its guidance for the third fiscal quarter of 2006 will also depend on a number of other factors, including the risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement, contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended

	Jun-30, 2006	Jul-01, 2005	Jun-30, 2006	Jul-01, 2005

Revenue	$245,326	$204,225	$471,180	$399,608
Cost of sales	123,670	101,818	242,061	199,394
Gross margin	121,656	102,407	229,119	200,214
Gross margin (%)	49.6%	50.1%	48.6%	50.1%
Operating expenses
Research and development	27,607	20,865	52,053	42,693
Sales and marketing	35,747	28,704	68,453	59,075
General and administrative	16,205	11,924	31,966	24,756
Restructuring charges	—	—	—	278
In-process research and development	1,020	—	1,020	—
Amortization of purchased intangible assets	2,408	2,177	3,893	4,475
Total operating expenses	82,987	63,670	157,385	131,277
Operating income	38,669	38,737	71,734	68,937
Non-operating income (expense), net
Interest income (expense), net	598	(419)	1,032	(1,030)
Foreign currency transaction gain, net	334	163	927	6
Income (Expense) for affiliated operations, net	1,575	(2,499)	3,191	(5,538)
Other income, net	18	138	182	168
Total non-operating income (expense), net	2,525	(2,617)	5,332	(6,394)
Income before taxes	41,194	36,120	77,066	62,543
Income tax provision	12,691	12,333	22,735	21,317
Net income	$28,503	$23,787	$54,331	$41,226
Earnings per share:
Basic	$0.52	$0.45	$1.00	$0.78
Diluted	$0.49	$0.42	$0.94	$0.73
Shares used in calculating earnings per share:
Basic	54,847	52,959	54,544	52,729
Diluted	58,128	57,057	57,761	56,780

NON-GAAP RECONCILIATION
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended

	Jun-30, 2006		Jul-01, 2005	Jun-30, 2006	Jul-01, 2005

GAAP income before taxes	$41,194		$36,120	$77,066	$62,543
Non-GAAP adjustments
Amortization of purchased intangibles	3,742	*(a)	2,177	6,082	4,475
In-process research and development	1,020		—	1,020	—
Amortization of acquisition- related inventory step-up	—		—	—	228
Restructuring charges	—		—	—	278
Stock-based compensation	3,259	*(b)	—	6,489	—
Total Non-GAAP adjustments	8,021		2,177	13,591	4,981
Non-GAAP income before taxes	49,215		38,297	90,657	67,524
Income tax provision	15,140		13,404	26,723	23,633
Non-GAAP net income	$34,075		$24,893	$63,934	$43,891
Diluted Non-GAAP earnings per share	$0.59		$0.44	$1.11	$0.77
Shares used in calculating diluted non-GAAP earnings per share	58,128		57,057	57,761	56,780

*(a)     Amortization of purchased intangibles, includes $2,408K recorded in operating expense and $1,334K recorded in cost of sales.
*(b)     Stock compensation expense by Segment and GAAP category (in $000’s):

Three Months Ended June 30, 2006
(‘000s)

	E&C	TFS	TMS	Advanced Devices	Corporate	Total

Cost of sales	$110	25	17	16	141	$309
Research & development	$293	79	52	196	48	$668
Sales & marketing	$313	61	21	124	193	$712
General & administrative	$346	85	75	147	917	$1,570
Total	$1,062	$250	$165	$483	$1,299	$3,259

Six Months Ended June 30, 2006
(‘000s)

	E&C	TFS	TMS	Advanced Devices	Corporate	Total

Cost of sales	$207	49	26	33	281	$596
Research & development	$553	154	106	397	95	$1,305
Sales & marketing	$659	120	65	219	389	$1,452
General & administrative	$676	170	142	320	1828	$3,136
Total	$2,095	$493	$339	$969	$2,593	$6,489

EBITDA RECONCILIATION
(Dollars in  thousands)
(Unaudited)

	Three Months Ended		Six Months Ended

	Jun-30, 2006	Jul-01, 2005	Jun-30, 2006	Jul-01, 2005

GAAP net income	$28,503	$23,787	$54,331	$41,226
Add back :
Interest (income) expense, net	(598)	419	(1,032)	1,030
Income tax provision	12,691	12,333	22,735	21,317
Depreciation expense	3,386	2,378	6,489	4,890
Amortization of intangibles	3,766	2,209	6,145	4,548
EBITDA	$47,748	$41,126	$88,668	$73,011

CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun-30, 2006	Dec-30, 2005

Assets
Current assets:
Cash and cash equivalents	107,726	73,853
Accounts receivables, net	171,942	145,100
Other receivables	9,336	6,489
Inventories, net	113,925	107,851
Deferred income taxes	19,015	18,504
Other current assets	9,587	8,580
Total current assets	431,531	360,377
Property and equipment, net	47,278	42,664
Goodwill and other purchased intangible assets, net	370,946	313,456
Deferred income taxes	6,483	3,580
Other assets	24,166	23,011
Total non-current assets	448,873	382,711
Total assets	$880,404	$743,088
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term loan	431	216
Accounts payable	47,984	45,206
Accrued compensation and benefits	38,152	36,083
Accrued liabilities	22,686	16,189
Deferred revenue	24,502	12,588
Accrued warranty expenses	7,475	7,466
Deferred income taxes	3,996	4,087
Income taxes payable	28,497	24,922
Total current liabilities	173,723	146,757
Non-current portion of long-term loan	459	433
Deferred income taxes	14,373	5,602
Other non-current liabilities	27,110	19,041
Total liabilities	215,665	171,833
Shareholders’ equity:
Common stock	413,619	384,196
Retained earnings	221,857	167,525
Accumulated other comprehensive income	29,263	19,534
Total shareholders’ equity	664,739	571,255
Total liabilities and shareholders’ equity	$880,404	$743,088

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In  thousands)
(Unaudited)

	Six Months Ended

	Jun-30, 2006	Jul-01, 2005

Cash flow from operating activities:
Net Income	$54,331	$41,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	6,489	4,890
Amortization expense	6,145	4,548
Provision for doubtful accounts	95	(678)
Amortization of debt issuance cost	90	244
Deferred income taxes	4,804	3,846
Stock-based compensation	6,489	—
In-process research and development	1,020	—
Excess tax benefit for stock-based compensation	(4,770)	—
Other	262	(48)
Add decrease (increase) in assets:
Accounts receivables, net	(19,417)	(26,986)
Other receivables	(2,649)	1,709
Inventories	(2,860)	(4,061)
Other current and non- current assets	(27,771)	(1,452)
Add increase (decrease) in liabilities:
Accounts payable	1,386	(1,997)
Accrued compensation and benefits	1,185	158
Accrued liabilities	15,695	300
Deferred gain on joint venture	—	124
Deferred revenue	9,862	2,210
Income taxes payable	8,983	12,537
Net cash provided by operating activities	59,369	36,570
Cash flows from investing activities:
Acquisitions, net of cash acquired	(38,137)	(20,233)
Acquisition of property and equipment	(10,943)	(7,734)
Dividends received	—	515
Cost of capitalized patents	—	(89)
Net cash used in investing activities	(49,080)	(27,541)
Cash flow from financing activities:
Issuance of common stock	17,162	15,453
Excess tax benefit for stock- based compensation	4,770	—
Proceeds from long-term debt and revolving credit lines	—	6,000
Payments on long-term debt and revolving credit lines	—	(44,250)
Other	(777)	307
Net cash provided (used) in financing activities	21,155	(22,490)
Effect of exchange rate changes on cash and cash equivalents	2,429	(1,551)
Net increase (decrease) in cash and cash equivalents	33,873	(15,012)
Cash and cash equivalents - beginning of period	73,853	71,872
Cash and cash equivalents - end of period	$107,726	$56,860

	Q1’05 Actual	Q2’05 Actual	Q3’05 Actual	Q4’05 Actual

Income Statement Metrics
Total Revenue	$195,383	$204,225	$188,483	$186,821
Engineering & Construction	120,198	141,096	134,172	128,994
Trimble Field Solutions	45,425	32,187	24,882	25,349
Advanced Devices	22,359	24,505	22,215	22,049
Trimble Mobile Solutions	7,401	6,437	7,214	10,429
Gross Margin	50.1%	50.1%	51.6%	49.4%
Total Segment Income	$39,663	$47,916	$40,492	$32,589
Engineering & Construction	21,490	37,173	34,360	24,970
Trimble Field Solutions	15,577	8,044	3,962	4,944
Advanced Devices	3,232	4,578	2,916	2,486
Trimble Mobile Solutions	(636)	(1,879)	(746)	189
Corporate and Other Charges	$(9,463)	$(9,179)	$(7,464)	$(9,609)
Non-operating income (expense)	$(12,761)	$(14,951)	$(12,792)	$413
and income taxes
Net Income	$17,439	$23,786	$20,236	$23,393
GAAP operating margin%	15.5%	19.0%	17.5%	12.3%
Non-GAAP operating margin%	16.9%	20.0%	18.5%	13.7%
GAAP EPS	$0.31	$0.42	$0.35	$0.41
Fully-taxed (35%) Non-GAAP EPS	$0.34	$0.44	$0.37	$0.29
Balance Sheet Metrics
Cash & Cash Equivalents	$50,193	$56,860	$87,293	$73,853
Accounts Receivables, Net	$154,540	$150,590	$146,792	$145,100
Inventories, Net	$91,309	$89,853	$93,940	$107,851
Total Debt	$28,836	$661	$659	$649
Short Term Debt	12,500	—	—	—
Long Term Debt	16,336	661	659	649
Equity	$490,188	$513,817	$543,394	$571,255
Cashflow Metrics
Cash Flow from (used in) Operations	$(1,192)	$37,762	$33,541	$22,769
Working Capital	$197,372	$208,410	$232,985	$213,620
Capital Expenditures	$3,164	$4,570	$6,666	$9,036
EBITDA	$31,885	$41,126	$35,142	$35,822
Amortization of Intangibles	2,339	2,209	910	1,561
Depreciation	2,512	2,378	3,000	2,781
Financial Ratios Days Sales Outstanding	62	60	60	66
Inventory Turns (trailing 12 months)	4.3	4.1	4.0	3.9
Current ratio	2.5	2.7	2.8	2.5
Debt to Equity	0.1	0.0	0.0	0.0
Other
Headcount	2,231	2,308	2,347	2,462

(a) Impact of moving joint venture transactions from non-operating to operating income - reduced gross margin by 2.5 points and operating  income by 2.2 points in Q2’06. In addition, operating margins were impacted by 1.3 points due to stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).

	FY’05 Actual	Q1’06 Actual	Q2’06 Actual

Income Statement Metrics
Total Revenue	$774,912	$225,854	$245,326
Engineering & Construction	524,460	146,734	168,041
Trimble Field Solutions	127,843	43,043	36,320
Advanced Devices	91,128	23,470	26,114
Trimble Mobile Solutions	31,481	12,607	14,851
Gross Margin	50.3%	47.6%	49.6	% (a)
Total Segment Income	$160,660	$42,833	$52,719
Engineering & Construction	117,993	26,378	38,803
Trimble Field Solutions	32,527	13,909	11,299
Advanced Devices	13,212	2,323	2,243
Trimble Mobile Solutions	(3,072)	223	374
Corporate and Other Charges	(35,715)	$(9,768)	$(14,049)
Non-operating income (expense)	(40,091)	$(7,237)	$(10,167)
and income taxes
Net Income	$84,854	$25,828	$28,503
GAAP operating margin%	16.1%	14.6%	15.8	% (a)
Non-GAAP operating margin%	17.2%	17.1%	19.0%
GAAP EPS	$1.49	$0.45	$0.49
Fully-taxed (35%) Non-GAAP EPS	$1.43	$0.52	$0.59
Balance Sheet Metrics
Cash & Cash Equivalents		$97,648	$107,726
Accounts Receivables, Net		$171,392	$171,942
Inventories, Net		$101,552	$113,925
Total Debt		$603	$890
Short Term Debt		166	431
Long Term Debt		437	459
Equity		$611,860	$664,739
Cashflow Metrics
Cash Flow from (used in) Operations	$92,880	$18,298	$41,071
Working Capital	$249,302	$257,808
Capital Expenditures	$23,436	$4,972	$5,971
EBITDA	$143,974	$40,882	$47,748
Amortization of Intangibles	7,019	2,380	3,766
Depreciation	10,671	3,104	3,386
Financial Ratios
Days Sales Outstanding		57	55
Inventory Turns (trailing 12 months)		4.0	4.0
Current ratio		2.6	2.5
Debt to Equity		0.0	0.0
Other
Headcount		2,543	2,627

(a) Impact of moving joint venture transactions from non-operating to  operating income - reduced gross margin by 2.5 points and operating  income by 2.2 points in Q2’06. In addition, operating margins were impacted by 1.3 points due to  stock-based compensation expense. (For details, please refer to the Non-GAAP Reconciliation).